UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

Minn Shares Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 E. Lake St. Suite 301, Wayzata, MN 55391

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

1624 Harmon Place, Suite 210, Minneapolis, MN 55403

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Securities Exchange dated November 22, 2016 (the “Exchange Agreement”), by and among Minn Shares Inc., a Delaware corporation (the “Company”), Titan CNG LLC, a Delaware limited liability company (“Titan” and together with the Company, “we,” “us,” or “our”), and the holders of 100% of the outstanding equity interests of Titan (the “Members”), the Company acquired all of the Members’ equity interests in exchange for 12,424,058 shares of the Company’s common stock (the “Securities Exchange”). The number of shares of common stock issued in the Securities Exchange represents approximately 91.25% of the Company’s total outstanding shares of common stock on a post-transaction basis. Accordingly, the Securities Exchange resulted in a change in control of the Company. The Securities Exchange was effective as of November 22, 2016.

The Securities Exchange will be accounted for as a capital transaction. At the effective time of the Securities Exchange, the business plan of Titan became the business plan of the Company. Upon completion of the Securities Exchange, all officers of the Company resigned and were replaced by officers designated by Titan.

The foregoing description of the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

On November 23, 2016, the Company and Shock Inc., a Delaware corporation owned by John P. Yeros, Kirk S. Honour and Randy Gilbert (the “Management Entity”) entered into an agreement and plan of merger (the “Merger Agreement”) whereby the Management Entity merged with and into the Company (the “Management Entity Merger”). Pursuant to the Merger Agreement, at the effective time of the Management Entity Merger the separate corporate existence of the Management Entity ceased and the issued and outstanding shares of common stock of the Management Entity converted into 2,244,936 shares of the Company’s common stock. As a result of the Management Entity Merger, the Company succeeded as a party to employment agreements with each of Messrs. Yeros, Honour and Gilbert (the “J. Yeros Employment Agreement,” “K. Honour Employment Agreement” and “R. Gilbert Employment Agreement,” respectively, and collectively, the “Employment Agreements”). See “Description of the Business of Titan – Employees.”

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated by reference herein.

As of the date of this report, there are 15,860,342 shares of Company common stock and no shares of Company preferred stock outstanding.

Description of the Business of Titan

Summary

Titan is a compressed natural gas (“CNG”) services business based in Wayzata, Minnesota. We believe that the market for fueling natural gas vehicles (“NGVs”) and other CNG applications is growing for both environmental and economic reasons, and that the CNG industry in general is currently undervalued as a result of the fall in oil prices in 2014 and 2015. Despite oil having traded as low as approximately $30 per barrel and thereby compressing the price advantage natural gas has over gasoline or diesel, the number of gallon equivalents of natural gas sold in the U.S. in 2015 increased by approximately 25%. We believe that while fleet adoption to CNG has slowed relative to pre-2014 levels, the CNG market will continue to grow over the next several years. Titan’s strategy is to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private NGV stations on the back of long-term customer contracts. Our management team and board of directors has significant experience in acquiring companies, including businesses in distress, and expects to use its acquisition and capital structure experience as well as its operating expertise to create value in the CNG industry.

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We acquire, build and operate public and private CNG stations. U.S. Gain, the fourth largest CNG station owner in the U.S., either currently manages or is expected to manage the point of sale system, customer billing, and direct costs made up of natural gas, electricity, and taxes for each of our stations. We opened our first station in Lake Forest, California in February 2015, and in March 2016 Diamond Bar began operations of its CNG station under a lease agreement with the State of California South Coast Air Quality Management District (“SCAQMD”) in Diamond Bar, California We also are currently constructing a private station for Walters Recycling & Refuse in Blaine, Minnesota which we will operate under a seven year take-or-pay contract with Walters. We believe that there are several potential acquisitions available and are actively pursuing a number of acquisition opportunities.

We expect to primarily use capital to:

●	Pursue additional acquisitions of CNG related businesses;

●	Upgrade equipment at our El Toro and Diamond Bar stations;

●	Complete construction of one additional station we have underway in Blaine, Minnesota;

●	Refinance short term indebtedness;

●	Hire additional personnel; and

●	Provide working capital for our operations and growth.

Market Overview

We believe that there is an immediate opportunity to capture market share in the growing U.S. natural gas vehicle fueling market. According to the U.S. Department of Energy, in October 2016 natural gas was selling at retail in the U.S. at approximately $2.05 per gas gallon equivalent while gasoline and diesel were selling for approximately $2.24 and $2.38 per gallon, respectively, per the U.S. Energy Information Administration. Fleets operating under long term fueling contracts, which represent a large part of the natural gas vehicle fueling market, are paying well under $2.00 per gas gallon equivalent (“GGE”). We expect this disparity to remain intact for the foreseeable future, which creates a strong economic incentive for vehicle operators to switch to CNG. In addition, CNG is a significantly cleaner fuel than is gasoline or diesel and creates less engine wear, thereby making its use even more desirable. As of October 2016, there are approximately 950 public CNG stations in the United States based on information published by the U.S. Department of Energy, compared to over 124,000 gasoline stations across the country according to the Association for Convenience and Fuel Retailing. The number of total CNG stations has been growing at a compound annual growth rate of 14% since 2009. This creates an obvious growth opportunity in the U.S. as fleets seek to lower operating costs, reduce emissions, and meet sustainability goals.

We believe the opportunity for natural gas as a vehicle fuel source is permanent and growing in the United States. In particular, fleets, especially those operated by large corporations, are continuing to convert vehicles to run on natural gas as opposed to gasoline or diesel for both environmental as well as economic reasons. We believe that these trends will continue for the more detailed reasons below:

According to NGV Journal, a natural gas trade publication, as of 2016 there were more than 22.4 million natural gas vehicles in the world. Global usage of natural gas vehicles has grown at a compound annual growth rate of 21.6% for a decade.

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The U.S. represents less than 1% of total NGVs with approximately 150,000 natural gas vehicles in operation. That is compared with over 250 million total vehicles in the U.S. As a result, the U.S. is expected to see some of the fastest growth due to abundant proven reserves and the low cost of domestically produced natural gas. As a percentage of all natural gas consumed, natural gas for transportation accounts for only 0.1%. Moreover, natural gas represents less than 0.1% of the 44 billion gasoline gallon equivalents consumed by fleet customers, the largest segment of the addressable market. EIA Annual Energy Outlook 2014 estimates that the U.S. heavy truck market will consume 12 billion diesel gallon equivalents (“DGEs”) annually by 2040.

The raw cost of natural gas is less than $0.60 per GGE as of August 2016. Even after adding electricity expenses to run a compressor and other station equipment, and taxes, the average gross margin earned by a station owner is approximately $1.00 per GGE. At the retail pump average price of $2.05, natural gas enjoys a $0.30 per GGE price advantage over diesel and a $0.20 per GGE advantage over gasoline as of October 2016. Because the commodity cost for natural gas is significantly lower than gasoline or diesel, natural gas could rise in price or oil could reduce further in price and still allow for a meaningfully lower price for CNG than for gasoline or diesel. And unlike gasoline and diesel as oil prices rise CNG prices will likely remain stable as natural gas is produced as a by product of oil production.

Traditional natural gas produces up to 21% less greenhouse gases than gasoline and diesel on a well-to-wheels basis according to NGVAmerica, a national organization dedicated to the natural gas vehicle industry, and renewable natural gas can achieve a greater than 100% reduction in greenhouse gases according to Argonne National Laboratory. At the same time CNG produces over 90% fewer particulate emissions than diesel according to the U.S. Department of Energy. Several municipalities are encouraging the use of natural gas trucks because of cost savings and their quieter, cleaner operation in urban settings.

The United States is the largest producer of natural gas in the world with 689 trillion cubic feet of proven reserves and production in 2015 of 728 billion cubic meters representing over 20% of the global output according to British Petroleum. Corporations and governments looking to have a long-term reliable stably priced transportation fuel source are increasingly cognizant of the natural gas reserves available to U.S. producers.

The federal government and numerous state and local governments have offered grants and tax rebates, and have passed regulations promoting the use of natural gas as a vehicle fuel source. In addition many local and state governments operate natural gas vehicles and have become anchor customers for public CNG stations in order of promote CNG usage. We expect these incentives to continue.

Natural gas is considered safer than petroleum products because natural gas dissipates into the air when spilled, which significantly reduces the risk of fire caused by spilled fuel. Natural gas ignites at very high temperatures and a very narrow oxygen concentration band, making it less ignitable than gasoline. Also, CNG is not a threat to soil or groundwater as it is stored in above ground tanks.

The United States natural gas distribution infrastructure has primarily focused on supplying gas to end users for purposes of home heating and electrical power generation. The United States has a highly developed natural gas pipeline transportations system. These large diameter, high pressure gas lines provide natural gas to most parts of the country.

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While pipelines are in place, there are still very few retail CNG fueling stations. California has led the way on developing CNG stations as part of its clean air initiative. However, there are only approximately 950 public CNG stations and approximately 800 private stations.

The market for CNG fueling solutions is currently served by a few larger operators and a number of smaller operators with a few stations. The following are the primary competitors serving the CNG market:

●	Clean Energy

●	$608 million market capitalization as of September 6, 2016

●	Owns and/or operates more than 570 CNG stations in 42 states

●	Sold 30 million CNG GGE’s in 2015, a 16% increase over 2014

●	TruStar

●	Operates 120 stations

●	Love’s Travel Stops (formerly Trillium)

●	Purchased 40 Trillium stations in February 2016

●	Now operating over 120 stations

●	U.S. Gain

●	Created by US Venture to focus on fleet CNG fueling needs

●	Owns/operates 52 stations

●	Other smaller competitors include CNG 4 America, Questar Fueling, Clean N' Green, IGS CNG Services, Freedom CNG, Sparq, Piedmont Natural Gas.

Our Strategy

Our goal is to capitalize on the current and anticipated growth in the use of natural gas vehicle fuels and to advance our leadership position in that market. To achieve this, we are pursuing the following strategies:

●	Acquire existing CNG stations. Titan intends to identify, analyze, and acquire CNG refueling stations, with a particular focus on stations in the Midwest, West and Southwest regions of the United States. We will seek to acquire CNG refueling stations that we believe have above average sales growth and profit potential. Titan’s management team will conduct searches in our target markets for CNG refueling stations that meet our preliminary acquisition criteria, which include the following:

●	demographic markets and geographic suitability;

●	status of station performance;

●	potential upside in performance improvement;

●	sales efficiency processes and resources; and

●	service market penetration opportunity.

As we identify specific acquisition targets, the Titan management team will analyze each targeted CNG station to determine if it is a suitable acquisition target.  If we determine that a potential target meets our criteria, then we will move toward more formal discussions with the target's ownership.  Once negotiations are completed and acquisition documents, including any financing documents, are finalized, we will complete the transaction and begin to implement our operating plans with respect to the acquired station.

●	Open public stations on the back of anchor fleet customers. We target high-volume fleet customers such as public transit, refuse haulers, regional trucking companies, vehicle fleets that serve airports and seaports and large national companies with distribution and service vehicles. For example, our Titan Diamond Bar station serves the SCAQMD as an anchor customer.

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●	Open private stations serving fleets under take-or-pay contracts. We intend to leverage our expertise in building and operating CNG stations by serving fleet customers that wish to have their own private station to fuel vehicles overnight using a time-fill system and during the day with a fast-fill capability. Our Walters Recycling & Refuse station is being built solely for Walters use and Walters has agreed to purchase a minimum of 144,000 GGEs of fuel from us per year under a seven year contract.

●	Further develop Gain relationship. We believe our developing relationship with U.S. Gain (“Gain”) has significant potential. Gain has one of the largest networks of national fleet customers served through Gain’s 50+ owned stations as well as through joint ventures with other station owners such as Titan. Gain has indicated a desire to continue to expand the relationship beyond our initial two stations of Titan El Toro and Diamond Bar. We believe that by combining Gain’s access to national fleets and our ongoing focus on finding local fleet customers as well as serving retail customers, we can accelerate our growth, increase sales, and improve our margins.

●	Emphasize superior customer service. We work closely with our customers to understand their specific needs and provide relevant solutions.

Our Target Customers

We target corporate fleet, government fleet and individual customers. Our initial focus is on fleet customers with vehicles that return to a common base each day. We believe that these customers will benefit most immediately from the economic advantages available through CNG usage. Specific types of fleets targeted are:

Corporate Fleets:

Taxi Fleets: Taxis use a significant amount of fuel each day. Although these vehicles generally have smaller on-board fuel storage tanks, they fill them every day. Ford is selling the Transit Connect for use as a NGV taxi and we believe that many fleets see the value of paying half the price for CNG versus gasoline and are already converting their entire fleets to run on CNG. Taxi fleets already using CNG in certain locations, like Southern California, are a logical target given the local nature of operation and high mileage.

Waste Haulers: Titan believes that trash trucks are a natural target market for CNG. The typical garbage truck has a fuel economy of two to three miles per gallon and returns to its base each day. Allied Waste, one of the two largest waste companies in the U.S., only utilizes CNG vehicles at this point.

Oilfield Service Fleets: These truck fleets operate in an out-and-back model that we believe is well-suited for a home depot refueling option.

Local Day Job Fleets: We believe that local jobbers that are high mileage users in a defined location represent an excellent target market.

Airport Shuttle Buses: Shuttle bus fleets can leverage common infrastructure around an airport and off-the-shelf engine conversion options.

Long-Haul Class 8 Trucks: There are a growing number of trucks utilizing CNG.

Government Fleets:

City Buses: Many municipalities, such as Los Angeles, operate buses that run on CNG.

Municipal Trash Haulers: The same opportunity exists here as for corporate fleets.

Other Government Fleets: Local, State and Federal governments operate a wide range of fleet vehicles which are ripe to benefit from the economic and ecological attributes of NGVs.

Individual Customers:

Commuter Cars: We expect the individual car market to continue to develop, though more slowly than the fleet market.

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Our Existing and Planned Stations

Our initial station, Titan El Toro in Lake Forest, California, was opened in February 2015. This station, located immediately off of Interstate 5 on El Toro Road is in a convenient location and features a high fill rate compressor with four dispensers. The station serves a variety of retail customers including AT&T vans, waste haulers, school buses, taxis and commuters. We received $450,000 of state grants to assist in the development of this station which we developed for approximately $2 million.

We lease the property for our El Toro station pursuant to a lease agreement dated February 24, 2014 between Titan and Grace Whisler Trust and Whisler Holdings LLC. The lease covers approximately 17,550 rentable square feet and has an initial 5-year term that commenced in July 2014 and expires in February 2019. The lease is net whereby we are required to pay operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease contains one renewal option for sixty months and a base rent ranging from $10,000 to $11,604 per month through the term of the lease.

We began operating the Titan Diamond Bar station in March 2016. The station is currently fueling 10,000 GGEs per month. The SCAQMD is an ongoing customer, and we serve existing and new retail customers as well. The location of this station is about 30 minutes away from Titan El Toro.

We lease the property for our Titan Diamond Bar station pursuant to a lease agreement effective December 13, 2015 between the SCAQMD and Titan Diamond Bar LLC, a wholly-owned subsidiary of Titan. The lease covers approximately 10,000 rentable square feet and has an initial 5-year term that commenced in December 2015 and expires in December 2020. The lease provides for a base rent of $1 for the entire term of the lease, and the SCAQMD has the right to extend the lease for a period not to exceed five years commencing January 1, 2021. Pursuant to the lease, Titan Diamond Bar LLC supplies the SCAQMD with CNG based on actual costs of CNG fuel, including costs for natural gas and electricity, federal and state of California excise taxes plus a fixed fee not to exceed $0.50 per gas gallon equivalent (“GGE”).

We have an additional private station under development in Blaine, Minnesota that will serve Walters Recycling & Sanitation as an anchor customer.

Sales and Marketing

Titan has developed a brand and website as a marketing tool. Our strategy is to provide fast-fill, high reliability fueling solutions and outstanding service that is reflected in our brand. The Titan website, www.TitanNGV.com, is designed to generate new customers while giving our existing customers and us a single point of contact for CNG systems management, logistics coordination, and operations.

Tax Rebate Opportunity

Under the Volumetric Excise Tax Credit (“VETC”), we are eligible to receive a credit of $.50 per GGE of CNG sold for vehicle fuel use. VETC went into effect on October 1, 2006 and has been extended by Congress a number of times. Most recently, Congress extended VETC in December 2015 through December 31, 2016. There is no assurance any such federal or state tax credits or incentives will be renewed or be enacted or maintained in the future. However, our business is not dependent on taxes or grants for local, state or federal entities. However, when available, we will actively pursue such incentives to lower development and operating costs.

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Employees

We currently have no employees. We pay John Yeros, our chief executive officer, $10,000 per month as an independent contractor pursuant to a consulting agreement entered into in March 2016, and we expect to continue paying Mr. Yeros in accordance with the consulting agreement until the effective date of the J. Yeros Employment Agreement. The Company succeeded as a party to the J. Yeros Employment Agreement and the other Employment Agreements as a result of the Management Entity Merger. The Employment Agreements will become effective upon the Company successfully acquiring a third party with at least four (4) additional compressed natural gas stations. We also pay Kirk Honour, our president, $15,000 per month as an independent contractor pursuant to a verbal agreement with the Company. We paid Kirk Honour $12,500 per month for his services in 2015.

J. Yeros Employment Agreement

The J. Yeros Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the J. Yeros Employment Agreement, Mr. Yeros will be entitled to base compensation of $240,000 per year, incentive compensation based on Mr. Yeros’ performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Yeros is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The J. Yeros Employment Agreement also includes a customary confidentiality covenant and two-year post-termination nonsolicitation and non-interference covenants.

K. Honour Employment Agreement

The K. Honour Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the K. Honour Employment Agreement, Mr. Honour will be entitled to base compensation of $180,000 per year, incentive compensation based on Mr. Honour’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Honour is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The K. Honour Employment Agreement also includes a customary confidentiality covenant and two-year post-termination nonsolicitation and non-interference covenants.

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R. Gilbert Employment Agreement

The R. Gilbert Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the R. Gilbert Employment Agreement, Mr. Gilbert will be entitled to base compensation of $150,000 per year, incentive compensation based on Mr. Gilbert’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Gilbert is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to: (A) any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus (B) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by the longer of (1) the period between his last day of employment and the one year anniversary of his employment if his employment is terminated prior to such one year anniversary or (2) six months.

The R. Gilbert Employment Agreement also includes a customary confidentiality covenant and two-year post-termination nonsolicitation and non-interference covenants.

From time to time we may employ additional full-time employees and may also employ independent contractors, consultants and temporary employees to support our operations. Our future success will depend in part on our ability to attract, train, retain and motivate highly qualified employees, who are in great demand. We may not be successful in attracting and retaining such personnel. We have never experienced a work stoppage.

Properties

For a description of our properties, see “Description of the Business of Titan – Our Existing and Planned Stations.”

Legal Proceedings

We are not currently a party to any litigation and we are not aware of any pending or threatened litigation against us that could have a material adverse effect on our business, operating results or financial condition. We may be involved in various legal proceedings from time to time.

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements set forth under the caption “Description of the Business of Titan” constitute “Forward Looking Statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning.

All such forward looking statements involve risks and uncertainties, including, but not limited to: (i) Titan’s business, financial and operating strategies; (ii) our ability to own, operate and market our stations’ services; (iii) our results of operations; (iv) our ability to acquire, finance, develop and open our stations on favorable terms; (v) our ability to successfully operate CNG stations; (vi) expectations concerning the feasibility of Titan’s business plans and assumptions; (vii) the availability to secure working capital to grow and expand our business; (viii) success of Titan’s efforts and acceptance by the public of our model and services; and (ix) other statements that are not historical facts. In addition, our results of operations are subject to the risks described below under the heading “Risk Factors.”

You are cautioned that there can be no assurance that the forward-looking statements included in this Current Report will prove to be accurate. In light of the significant uncertainties inherent to the forward looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by us or any other person that our objectives and plans will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, we do not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

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RISK FACTORS

Investing in the Company’s common stock involves a high degree of risk. In addition to the other information set forth in this Current Report on Form 8-K, you should carefully consider the factors discussed below when considering an investment in our common stock. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations and financial condition could suffer significantly. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Risks Related to the Company

We have a limited operating history on which to base an investment decision.

Titan was organized in 2012 and opened its first CNG station in February 2015. Thus, we are subject to all the risks associated with any business enterprise with a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of operation, especially in a relatively nascent and capital intensive industry such as ours. We have not achieved substantial revenues or profitability to date and have limited operating history for you to consider in evaluating our business and prospects. When evaluating our business and prospects, you must consider the risks, expenses and difficulties that we may encounter as a young company in a rapidly evolving consumer market. These risks include, but are not limited to:

●	our initial station, Titan El Toro, is not yet profitable, nor is Titan as a whole;

●	we need to develop, protect and market our CNG stations/services successfully;

●	we need to implement and successfully execute our sales and marketing strategies;

●	we need to manage our rapidly developing and changing operations;

●	we may require additional capital to acquire or develop additional CNG stations;

●	fleet and consumer vehicle preferences are subject to change; and

●	we need to recruit, build, retain and manage a larger management team.

We will need substantial additional capital to fund our growth plans and operate our business.

We require substantial additional capital to fund our planned marketing and sales activities, to achieve profitability and to otherwise execute on our business plan. The most likely sources of such additional capital include private placements and public offerings of shares of our capital stock, including shares of our common stock or securities convertible into or exchangeable for our common stock, debt financing or funds from potential strategic transactions. We may seek additional capital from available sources, which may include hedge funds, private equity funds, venture capitalists, lenders/banks and other financial institutions, as well as additional private placements. Any financings in which we sell shares of our capital stock will likely be dilutive to our current stockholders. If we raise additional capital by incurring debt a portion of our cash flow would have to be dedicated to the payment of principal and interest on such indebtedness. In addition, typical loan agreements also might contain restrictive covenants that may impair our operating flexibility. Such loan agreements, loans, or debentures would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of our stockholders. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, operating results or financial condition.

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Our ability to raise additional capital may depend in part on our success in meeting station development, sales and marketing goals. We currently have no committed sources of additional capital and there is no assurance that additional financing will be available in the amounts or at the times required, or if it is, on terms acceptable or favorable to us and our current members. If we are unable to obtain additional financing when and if needed, our business will be materially impacted and you may lose the value of your entire investment.

If we do not obtain sufficient additional capital or generate substantial revenue, we may be unable to pursue our objectives. This raises doubt related to our ability to continue as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph in their opinion that accompanies our audited financial statements as of and for the years ended December 31, 2015 and 2014 indicating that our accumulated deficit raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position we might be unable to continue as a going concern. This could significantly reduce the value of our investors’ investment in the Company.

We may incur significant costs to comply with public company reporting requirements and other costs associated with being a public company.

We may incur significant costs associated with our public company reporting requirements and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. As a public company, we are required to comply with rules and regulations of the SEC, including expanded disclosure and more complex accounting rules. We will need to implement additional finance and accounting systems, procedures and controls as we grow to satisfy these reporting requirements. In addition, we may need to hire additional legal and accounting staff to enable us to comply with these reporting requirements. These costs could have an adverse effect on our financial condition and limit our ability to realize our objectives.

We may not be able to meet the internal control reporting requirements imposed by the SEC.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. If we are unable to do timely comply with all of these requirements, potential investors might deem our financial statements to be unreliable and our ability to obtain additional capital could suffer.

Additionally, if our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect our ability to secure additional capital.

Our business faces intense competition.

There are numerous other companies that presently compete with us in the CNG fleet fueling station market, such as Clean Energy Fuels, Trillium, TruStar and U.S. Gain amongst others. Many of the companies that compete or may compete with us have greater market exposure, personnel, and financial resources than we do. We also face competition in many of the markets where we operate or intend to operate from natural gas utilities that operate public CNG stations. These utilities have a lower cost of capital and easier access to natural gas lines than we do. There can be no assurance that the Company’s plans for marketing our services will be successful, or that the Company will attain significant sales or profitability. We anticipate that we will incur losses for some time into the future until such time, if any, that we achieve sales sufficient to support our operations. There can be no assurance that we will be successful in addressing any of the many risks we face.

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Our near-term results of operations are dependent on sales from our initial California CNG stations.

Our near-term financial success and revenue will result entirely from marketing our services at our initial California CNG stations, Titan El Toro and Titan Diamond Bar, which will generate all of our near-term net sales over the next three months. Thus, our financial performance remains dependent on these stations’ success. We may not be able to complete the development of the Titan Blaine Station for economic or other reasons, which would make us more dependent on our initial Titan El Toro and Titan Diamond Bar locations going forward.

We partially funded the construction of our Titan El Toro station using grant funds that we are required to repay if we do not satisfy certain operational metrics.

We received grants in the amount of $450,000 in 2013 from the California Energy Commission (“CEC”) to provide funds to assist in the construction and equipping of our Titan El Toro station.  We used the grant funds to complete the construction of our Titan El Toro station as contemplated in the grant agreement. The project was completed by an affiliate of the Company, as defined in the grant agreement.  The grant proceeds are subject to repayment if we do not satisfy certain operational metrics contained in the grant agreement through September 2018.  We believe that we can satisfy these objectives, although we cannot provide assurance that we will succeed in satisfying them.  In addition, the use of an affiliate of the Company on the project could be construed as requiring an amendment to the grant agreement or consent from the CEC, neither of which has been obtained by the Company. Our financial condition could be materially adversely affected if we are required to repay the grant proceeds that we used to construct our Titan El Toro station.

Many of the key personnel on which we depend to operate our company provide their services to us on a part-time basis and have other business or employment obligations.

Our ability to execute our business plans and objectives depends, in large part, on our ability to attract and retain qualified personnel. Competition for personnel is intense and there can be no assurance that we will be able to attract and retain personnel. In particular, we are presently dependent upon the services of our management team and founder members, most of whom are part-time. John Yeros, chief executive officer, and Kirk Honour, president, are the only full-time members of our management team. Our inability to utilize their services could have an adverse effect on us and there would likely be a difficult transition period in finding replacements for any of them. The execution of our strategic plan will place increasing demands on our management and operations. There can be no assurance that we will be able to effectually manage any expansion of our business. Management’s inability to manage our growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We are controlled by our current executive officers, directors and principal stockholders.

Immediately following the completion of the Securities Exchange with the members of Titan CNG and the Management Entity Merger, our executive officers, directors and principal stockholders beneficially own approximately 87% of our outstanding common stock. Accordingly, our executive officers, directors and principal stockholders will have the ability to exert substantial influence over our business affairs, including electing directors, appointing officers, determining officers’ compensation, issuing additional equity securities or incurring additional debt, effecting or preventing a merger, sale of assets or other corporate transaction and amending our articles of incorporation. See “Security Ownership of Certain Beneficial Owners and Management.”

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We may not successfully manage our planned growth.

We plan on expanding our business through developing additional CNG refueling facilities. Any expansion of operations we may undertake will entail risks and such actions may involve specific operational activities that may negatively impact our profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from its existing operations. These factors may have a material adverse effect on our present and prospective business activities.

Our business is dependent on fluctuating oil prices and general U.S. economic conditions.

Demand for our products is dependent on fluctuating oil prices. Generally, if the price of oil is high, then we expect more demand for CNG, which costs less than gasoline or diesel fuels derived from oil. On the other hand, if oil prices are lower, then we expect that potential users of CNG may feel less compelled to use CNG-fueled vehicles, lowering demand for CNG. Several economic and other factors can cause fluctuations in the price of oil, such as economic recession, inflation, unemployment and interest rates. Such changing conditions could reduce demand in the marketplace for our services. We have no control over these macroeconomic trends or the price of crude oil. Moreover, our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, partner requirements, competitive pricing, debt service and principal reduction payments and general U.S. economic conditions. Consequently, our revenues may vary by quarter, and our operating results may experience resulting fluctuations that may be material.

RISKS RELATED TO THE CNG INDUSTRY

Our success depends on the continued adoption of natural gas as a vehicle fuel.

We solely serve operators of natural gas vehicles. Our business model is predicated on the continued purchase of natural gas by existing customers and on the expectation that fleets and other customers will operate more vehicles on natural gas in the future and that new customers will come to our public stations in the future. In the event that demand for CNG does not increase, or even decreases, we will be unlikely to achieve our forecasted results. Reasons for a decrease in demand for CNG could include significant decreases in oil prices or increases in natural gas prices, changes in regulations, alternative technologies being deemed as superior, lack of availability of NGVs and engines for conversion, lack of availability of vehicle servicing and a reduction in the number of CNG stations in the U.S.

There are a limited number of original manufacturers producing NGVs and NGV fuel tanks, which limits our customer base and sales.

There are a limited number of original equipment manufacturers of NGVs and the engines, fuel tanks and other equipment required to upfit a gasoline or diesel engine to run on natural gas. In the past, manufactures of NGVs have entered the market and then stopped production of NGVs. If existing customers are unable to replace their natural gas vehicles or new customers are unable to obtain NGVs, our business will be adversely affected.

Our business, and our relationship with Gain in particular, is dependent on Class 8 truck use of CNG continuing to develop, which might not happen.

We believe the execution of our strategy in general, and in particular our relationship with U.S. Gain, which serves Class 8 truck fleets, is dependent on the development of a meaningful market in the U.S. for heavy-duty natural-gas trucks. Natural gas equipment manufacturers may not produce engines or tanks in the quantities we expect and Class 8 fleet operators may not adopt CNG as rapidly as we expect. If this were to occur, our results would be negatively impacted.

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Government incentives promoting CNG may be reduced or eliminated.

We received state government grants to assist us in building our Titan El Toro station and many of our customers received tax incentives to offset part or all of the additional up front cost to acquire NGVs or convert vehicles to run on natural gas. In addition, many states offer waivers on vehicle weight to allow for NGVs to operate. These incentives may not continue and if that were to occur, our business may be adversely affected.

Improvements in technologies relating to gasoline and diesel emission reduction or in electric vehicle power could reduce NGV demand.

We believe that our customers operate NGVs in part due to the lower emissions relative to gasoline and diesel, yet higher power relative to electric or other alternative fuel vehicles. In the event that technologies are developed that either reduce the emissions in gasoline and diesel powered vehicles or improve the operating capabilities of electric, solar, or other alternative fuel technology vehicles, the demand for NGVs could be significantly reduced. Any such reduction in the demand for NGVs will adversely affect our financial performance.

Our station development could be delayed or have cost overruns due to permitting processes or lack of availability of suitable properties.

We rely on acquiring or leasing suitable properties on which to build our CNG stations. In addition, we are required to obtain a number of permits from various government agencies in order to build and operate our stations. Any inability to find suitable properties in a timely manner and with the right value proposition, or a delay in permitting or a requirement to change our architectural and engineering plans to obtain permits could adversely affect our business.

Breaches in information technology security could harm our business.

In the event that our networks and data are compromised by hackers or other external threats, our ability to operate our business could be harmed. In addition, if our customer data is stolen, we may lose customers. In any such event or related event, our business could be materially harmed or damaged.

Government customers could be subject to reduced funding or a change in mission.

We serve the State of California South Coast Air Quality Management District (“SCAQMD”) as a customer at our Titan Diamond Bar station, and will continue to seek long-term CNG contracts with various federal, state and local government entities. If these government agencies no longer receive funding or there is a change in their mission, we may lose them as customers which may adversely affect our business.

CNG stations could experience safety issues.

Our stations operate under high pressure and could potentially explode or catch on fire and cause death or injury. If this were to occur, we could face liabilities that could negatively impact our business.

Our business is subject to various government regulations that could change in a way that harms our business.

Various aspects of our business are regulated by a variety of federal, state and local government agencies. Compliance with these regulations is difficult and costly. In addition, these regulations change frequently and may become more onerous or costly to comply with. Our failure to comply with these regulations or adjust to regulatory changes could result in costly monetary penalties or prohibit us from providing services to government entities, either of which would negatively impact our business.

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RISKS RELATED TO OUR SECURITIES

Because we were considered to be a shell company under applicable securities rules, investors might not be able to rely on the resale exemption provided by Rule 144 of the Securities Act and might therefore be unable to resell their shares.

We were considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. Pursuant to Rule 144, one year must elapse from the time a company ceases to be a “shell company” before a restricted shareholder can resell their holdings in reliance on Rule 144. Under Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the filing date of this report. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will continue to file all reports and material required to be filed under applicable rules and regulations of the SEC, they may not be able to re-sell their shares in the future.

There is no established trading market for our common stock, and our stockholders may be unable to sell their shares.

There is no established market, private or public, for any of our securities and there can be no assurance that a trading market will ever develop or, if developed, that it will be maintained. There can be no assurance that the Company’s stockholders will ever be able to resell their shares.

Our common stock is subject to the “penny stock” rules of the SEC, which restrict transactions in our stock and may reduce the value of an investment in our stock.

Our common stock is currently regarded as a “penny stock” because our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States and our common stock has a market price less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for our common stock and may severely and adversely affect the ability of broker-dealers to sell our common stock.

We have never paid and do not expect to pay cash dividends on our shares.

We have never paid cash dividends, and we anticipate that any future profits received from operations will be retained for operations. We do not anticipate the payment of cash dividends on our capital stock in the foreseeable future and any decision to pay dividends will depend upon our profitability, available cash and other factors. Therefore, no assurance can be given that there will ever be any cash dividend or distribution in the future. See “Dividend Policy.”

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We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in us and which may dilute our share value.

Our certificate of incorporation authorizes the issuance of 110,000,000 shares consisting of: (i) 100,000,000 shares of common stock, par value $0.0001 per share; and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s certificate of incorporation permits the board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring the Company in a manner that might result in a premium price to the Company’s stockholders.

The Company’s board of directors, without any action by the Company’s stockholders, may amend the Company’s certificate of incorporation from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that the Company has authority to issue. The board of directors may also classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of stock. Thus, the board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of the Company’s common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of the Company’s common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Plan of Operations (“MD&A”) should be read in conjunction with the audited financial statements and the related notes included in this report. The MD&A and other sections of this report contain forward-looking statements, as defined by the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” “if,” etc.), or similar expressions, or the negative of these terms, although the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are based on various assumptions and expectations that we believe are reasonable, may include statements about, among other things, projections of our future financial performance based on our growth strategies and anticipated trends in our industry and our business. These statements are only predictions and involve known and unknown risk, uncertainties and other factors that could cause our or our industry’s actual results, level of activity, performance or achievements to differ materially from the historical or future results, level of activity, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, those discussed under “Forward-Looking Statements” and “Risk Factors” for discussion in this report of the uncertainties, risks and assumptions associated with these forward-looking statements. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Current Report.

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General Overview

Titan CNG, LLC and Subsidiaries (“We,” the “Company” or “Titan”) was formed in July 2012 and is the parent company of the wholly owned subsidiaries, Titan Blaine, LLC (“Blaine”), formed in 2015, Titan Diamond Bar LLC (“Diamond Bar”), formed in 2015, and Titan El Toro LLC (“El Toro”), which was formed in 2013 and fully acquired in 2016. Titan is a natural gas vehicle (“NGV”) fueling company based in Wayzata, Minnesota. The Company was established to take advantage of the growing U.S. demand for natural gas as a vehicle fuel source. We will acquire, build and operate public and private compressed natural gas (“CNG”) filling stations under our Titan NGV Fueling brand. During February 2015 we opened our first station, Titan El Toro, in Lake Forest, California. In March 2016 we assumed ownership of a public/private CNG station from the State of California South Coast Air Quality Management District (“SCAQMD”) in Diamond Bar, California. We intend to upgrade the capability of this facility and expand it beyond its current client base. We are also investing in the construction and operation of a private station for Walters Recycling & Refuse in Blaine, Minnesota. Lastly, we intend to further develop our relationship with U.S. Gain (“Gain”), the fourth largest CNG fueling company in the U.S., to service Gain’s national fleet customers at our Titan El Toro and Titan Diamond Bar stations and jointly pursue the acquisition and development of additional stations.

Going Concern

From inception to September 30, 2016, we have accumulated a deficit of approximately $2.7 million, and, as of September 30, 2016, current liabilities exceeded current assets by approximately $2,000,000. We opened our first CNG station in February 2015, and in March 2016 Diamond Bar began operations of its CNG station. Titan is currently constructing a private station for Walters Recycling & Refuse in Blaine, Minnesota which we will operate under a seven year contract with Walters. In addition, we believe that there are several potential acquisitions available to the Company and are actively pursuing these opportunities.

We believe in the viability of our business plan to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private NGV stations on the back of long-term customer contracts. There can be no assurance that the Company will be able to generate sufficient revenues or complete a private placement, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete a private placement offering or raise anticipated proceeds, we may not be able to continue operations.

We are actively seeking additional sources of financing and have engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity.

Sources of Revenue

We were founded in 2012 and for the first four years only had management fee revenues.

Investments in Affiliates

The Company was invested in an affiliate through January 1, 2016. The investment was recorded using the equity method of accounting with the Company’s proportionate share of net income or loss of the investee included as a separate line item in the statements of operation. The Company ordinarily would discontinue applying the equity method once the investment (and net advances) were reduced to zero, however the Company is committed to provide further financial support for the investee and through the guarantee of substantially all the assets of the Company by a Small Business Administration (“SBA”) note. The affiliate was the following:

1.	El Toro, of which the Company currently owns 100% and from El Toro’s formation in 2013 until January 1, 2016, owned 20%. El Toro is located in California and is an unmanned CNG station. The Company’s investment at December 31, 2015 and 2014 was ($214,365) and ($88,475), respectively.

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Key Trends

In general, CNG has become the primary alternative fueling choice for truck and bus fleets operating in the $134 billion fleet fueling market. Natural gas is sold on a gas gallon equivalent (“GGE”) basis and as of July 2016 is selling at an average price nationally of $2.05 per GGE versus average prices of gasoline and diesel of $2.24 and $2.38 per gallon, respectively, in October 2016. Fleets operating under long term fueling contracts, which represent a large part of the natural gas vehicle fueling market, are paying under $2.00 per GGE. We expect this price advantage to remain intact for the foreseeable future, which creates a strong economic incentive for vehicle operators to switch to CNG. In addition, CNG is a significantly cleaner fuel than is gasoline or diesel. With increased focus on the environment, the benefits from natural gas powered vehicles have an immediate positive impact on the issues of air quality, U.S. energy security and public health. Trucks using CNG produce approximately 80% fewer emissions than diesel. Plus, using renewable CNG can result in greater than 95% less greenhouse gases than traditional petroleum products. And because CNG fuel systems are completely sealed, CNG vehicles produce no evaporative emissions, which are a common hazard when using liquid fuel. Also, CNG creates less engine wear, thereby making its use even more desirable. As of October 2016, there are fewer than 1,000 public CNG stations in the United States, compared to over 124,000 gasoline stations across the country. According to the U.S. Energy Information Administration, demand for natural gas fuels in the United States increased by approximately 45% during the period from January 1, 2012 through December 31, 2015, with the number of total CNG stations growing at a compound annual growth rate of 14% since 2009.

During 2015 and the first nine months of 2016, lower oil prices decreased the pricing advantage of CNG compared to diesel and gasoline. As a result, the adoption of natural gas as a fuel choice for fleets has slowed relative to previous periods, especially amongst smaller fleets. However, this impact is partially offset by a general decrease in the cost of natural gas as well as ongoing adoption of new CNG trucks by larger fleets. In addition, public companies and municipalities in particular are continuing to adopt the use of CNG as a vehicle fuel source for environmental reasons.

The natural gas vehicle industry is the beneficiary of federal and state incentives promoting the use of natural gas as a vehicle fuel choice. We received $450,000 of state grants to assist in the development of our El Toro station which was completed for approximately $2 million. In addition, we currently receive a $0.50 per GGE federal tax credit for each GGE sold. In some cases, we share this credit with our customers.

Recent Developments

On January 1, 2016, the Company exchanged ownership and $942,000 in debt and interest for an additional 80% ownership in Titan El Toro, LLC. As a result, the Company now owns 100% of the membership units in Titan El Toro, LLC. With the combination, the debt and interest were converted to notes payable in the Company at 12% interest and mature in December 2020.

During February 2016, the Company paid in full the $150,000 line of credit outstanding at December 31, 2015 and the line was not renewed.

On January 1, 2016, we issued eight junior bridge notes (the “Junior Bridge Notes”) with a maturity date of December 31, 2020 for approximately $942,000, as well as 64,387 Class A Membership Units in Titan. We issued an additional Junior Bridge Note on January 1, 2016 for approximately $56,000 to evidence pre-existing indebtedness. The Junior Bridge Notes bear interest at 12% per year with a default rate of 15% per year. The Junior Bridge Notes are secured by a subordinate security interest on substantially all assets of the Company.

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On February 29, 2016, we issued five senior bridge notes (the “Senior Bridge Notes”) with an original maturity date of June 28, 2016 for approximately $672,000, as well as 16,791 Class A Membership Units. The Senior Bridge Notes bear interest at 12% per year with a default interest rate of 15% per year. Two of the Senior Bridge Notes were originally long-term debt of Titan outstanding at December 31, 2015 and converted into Senior Bridge Notes. In the event of a default under the Senior Bridge Notes, the Company is required to pay the holder a stated number of Class A Membership Units on the date of default and each 90 day interval thereafter until all amounts due have been paid in full. Effective July 2016, the maturity date of the Senior Bridge Notes was extended to September 30, 2016 and effective March 14, 2016 the interest rate was increased from 12% to 16%. The default interest rate was increased from 15% to 18%. As part of the first amendment, the note holders received 3,359 Class A Membership Units in Titan. In September 2016, the Senior Bridge Notes were amended to extend the due date to January 31, 2017 and the Company paid a fee for the extension of 1% of the outstanding principal balance to the note holders. In addition, at the Company’s sole discretion, assuming the notes are not in default, the Company has the ability to extend the notes to October 31, 2017. A fee of 1% of the outstanding principal balance will be paid at January 31, 2017, April 30, 2017 and again on July 31, 2017 should the Company choose to extend the notes at each of these dates. The notes are secured by a subordinate security interest on substantially all of the Company’s assets and are personally guaranteed by Scott Honour and Kirk Honour.

On July 26, 2016, we issued an additional Senior Bridge Note for $200,000 with 16% interest that matures in October 2016. In the event of default the holder is entitled to receive 1,000 Class A Membership Units. We issued 5,000 Class A Membership Units to this noteholder in connection with the issuance of this Senior Bridge Note.

On September 26, 2016, we issued an additional Senior Bridge Note for $150,000 with 16% interest that matures in January 2017. We issued 3,750 Class A Membership Units to this noteholder in connection with the issuance of this Senior Bridge Note. In the event of default the holder is entitled to receive 750 Class A Membership Units. We received the proceeds from this note in October 2016.

On November 22, 2016, Minn Shares issued three convertible promissory notes (the “Minn Shares Notes”) in the aggregate principal amount of $415,173.98 to Joseph H. Whitney, The Globe Resources Group, LLC and Richard E. Gilbert. The Minn Shares notes bear interest at the rate of 12% per annum and mature in November 2019 unless earlier converted. Each Minn Shares Note is convertible at the holder’s option as follows: (i) upon the sale by the Company of not less than $7,500,000 of its equity securities at a conversion price equal to the price per security issued in such offering, (ii) upon a corporate transaction such as a merger, consolidation or asset sale involving either the sale of all or substantially all of the Company’s assets or the transfer of at least 50% of the Company’s equity securities at a conversion price equal to the enterprise value of the Company, as established by the consideration payable in the corporate transaction or (iii) on or after the maturity date at a conversion price equal to the quotient of $20 million divided by the number of shares of Company stock outstanding on a fully diluted basis. The Minn Shares Notes are subject to mandatory conversion upon the conversion into equity securities of the Junior Bridge Notes and Senior Bridge Notes upon the same conversion terms as the Junior Bridge Notes and Senior Bridge Notes.

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Anticipated Future Trends

Although natural gas continues to be less expensive than gasoline and diesel in most markets, the price of natural gas has been significantly closer to the prices of gasoline and diesel in recent years as a result of declining oil prices, thereby reducing the price advantage of natural gas as a vehicle fuel. We anticipate that, over the long term, the prices for gasoline and diesel will continue to be higher than the price of natural gas as a vehicle fuel and will increase overall, which would improve the cost savings of natural gas as a vehicle fuel compared to diesel and gasoline. However, the amount of time needed for oil prices to recover from their recent decline is uncertain and we expect that adoption of natural gas as a vehicle fuel, growth in our customer base and gross revenue will be negatively affected until oil prices increase and this price advantage increases. Our belief that natural gas will continue, over the long term, to be a cheaper vehicle fuel than gasoline or diesel is based in large part on the growth in United States natural gas production in recent years.

We believe natural gas fuels are well-suited for use by vehicle fleets that consume high volumes of fuel, refuel at centralized locations or along well-defined routes and/or are increasingly required to reduce emissions. As a result, we believe there will be growth in the consumption of natural gas as a vehicle fuel among vehicle fleets, and our goal is to capitalize on this trend, if and to the extent it materializes, and to enhance our leadership position in these markets. Our business plan calls for expanding our sales of natural gas fuels in the markets in which we operate, including heavy-duty trucking, waste haulers, airports, public transit, industrial and institutional energy users and government fleets, and pursuing additional markets as opportunities arise. If our business grows as we anticipate, our operating costs and capital expenditures may increase, primarily from the anticipated expansion of our station network, as well as the logistics of delivering natural gas fuel to our customers on-site.

We expect competition in the market for natural gas vehicle fuel to remain steady in the near-term. To the extent competition increases, we would be subject to greater pricing pressure, reduced operating margins and potentially fewer expansion opportunities.

Sources of Liquidity and Anticipated Capital Expenditures and Other Uses of Cash

Historically, our principal sources of liquidity have consisted of cash on hand, cash provided by financing activities, and cash provided by investors. We have recently begun to generate positive cash flow from our Diamond Bar station, which is offset by negative cash flow at our El Toro station.

Our business plan calls for approximately $500,000 in additional capital expenditures for the remainder of 2016, primarily related to the construction and refurbishing of CNG fueling stations. Additionally, of our total indebtedness of approximately $3,000,000 as of September 30, 2016, approximately $1,200,000 is classified as current debt because we are in violations of certain covenants related to the SBA loan and did not receive a waiver. We expect our total consolidated interest payment obligations relating to our indebtedness to be approximately $327,000 for the year ending December 31, 2016.

We may also elect to invest additional amounts in companies, assets or joint ventures in the natural gas fueling infrastructure, vehicle or services industries, or use capital for other activities or pursuits. We will need to raise additional capital to fund any capital expenditures, investments or debt repayments that we cannot fund through available cash or cash generated by operations or that we cannot fund through other sources, such as with the sale of our membership units. We may not be able to raise capital when needed on terms that are favorable to us, or at all. Any inability to raise capital may impair our ability to build new stations, develop natural gas fueling infrastructure, invest in strategic transactions or acquisitions or repay our outstanding indebtedness and may reduce our ability to grow our business and generate sustained or increased revenues. See “Liquidity and Capital Resources” below.

Business Risks and Uncertainties

Our business and prospects are exposed to numerous risks and uncertainties. For more information, see “Risk Factors – Risks Related to the Company” and “Risk Factors – Risks Related to the CNG Industry.”

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Results from Operations

Fiscal Year Ended December 31, 2015 Compared to Fiscal Year Ended December 31, 2014

Revenue. Titan has devoted substantially all of its efforts on establishing the business and has generated minimal revenues from the core business – to build and operate public and private CNG filling stations under the Titan NGV Fueling brand. We received management fees through the third quarter of 2015 from affiliates. Management fees were assessed for administrative services and oversight provided by Titan. Management fees paid by affiliates were initially set at a monthly rate of $10,000, an ascribed value determined by management. Management fees decreased from $120,000 in 2014 to $29,000 in 2015 as less time was needed to manage sites that had completed the development stage and were in operating mode.

Operating expenses. Operating expenses increased from $217,177 in 2014 to $290,901 in 2015. The increase is primarily attributable to legal fees of approximately $50,000 related to preparing the Company to be a public company and an increase of $11,350 in consulting fees also related to preparing the Company to be a public company. The remaining operating expense increase was generated from the Company preparing to open additional stations.

Interest expense. Interest expense decreased $17,238 to $17,110 in 2015. This decrease correlates to the decrease in the line of credit between 2014 and 2015 by approximately 75%.

Loss in investment of affiliate. Losses from our equity method investments increased by $125,890 to $214,365 for 2015, compared to a loss of $63,736 for 2014 due to losses from our Titan El Toro investment. Titan El Toro began operations in February 2015.

Three and nine months ended September 30, 2016 as compared with the three and nine months ended September 30, 2015.

Revenue. Titan has devoted substantially all of its efforts on establishing the business and has generated minimal revenues from the core business – to build and operate public and private CNG filling stations under the Titan NGV Fueling brand. During the three and nine months ended September 30, 2015, we received $15,000 and $47,500, respectively, in management fees from affiliates. In the last half of 2015, management suspended the management fees to affiliates to focus available funds to operations within the affiliates. Management fees were assessed for administrative services and oversight provided by Titan. Management fees paid by affiliates were initially set at a monthly rate of $10,000, an ascribed value determined by management.

During the three and nine months ended September 30, 2016, Diamond Bar began operations as a CNG station during March 2016 with sales for the three and nine months ended of $73,723 and $145,213, respectively. On January 1, 2016 Titan acquired the remaining 80% of El Toro. Prior to the acquisition, El Toro was classified as an equity method investment. El Toro sales increased for the nine months ended between 2015 and 2016 by $29,359 from $120,880 to $150,239.

Cost of goods sold. Cost of goods sold are comprised of natural gas, electricity, federal excise tax, vendor use fuel tax and credit cards fees. The margin at El Toro is at approximately 40%, with the margin at Diamond Bar approximating 66%. The difference in margins is attributable to the electricity expense. El Toro pays for demand electricity in order to turn on the equipment immediately, which adds additional expense to the cost of goods sold. At Diamond Bar the demand feature is not required. In addition, the electricity at Diamond Bar is less expensive because it is purchased directly from SCAQMD, as defined by the lease agreement.

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Operating expenses. Operating expenses increased for the nine months ended September 30, 2015 and 2016 from approximately $177,000 to approximately $1,263,000, respectively. El Toro contributed $329,805 of this increase with $154,000 in depreciation expense; $95,000 in rent expense; repairs and maintenance of $33,000 and other operational expenses of utilities, insurance, janitorial and administrative costs. Diamond Bar operating expenses increased by approximately $42,000 between September 30, 2015 and 2016. The increase was generated from repairs and maintenance and insurance, for approximately $42,000, offset with a decrease in management fees of $10,000, with the remaining increase coming from administrative costs. Titan’s expenses increased between September 30, 2015 and 2016 by approximately $715.000. The increase is attributable to legal and consulting fees for $638,000; member payments of $37,500; with the remaining increase from administrative costs due to additional stations. During the three months ended September 30, 2015 and 2016 operating costs increased by approximately $589,000, with most of the increase resulting from the inclusion of El Toro in 2016, along with legal and consulting fees to prepare the Company for going public.

Interest expense. Interest expense increased between the nine months ended September 30, 2015 and 2016 due to the addition of total debt of $3,060,812, for which interest expense of approximately $194,000 was due to related parties and approximately $46,000 paid on the SBA loan.

Loss in investment of affiliate. Losses from our equity method investments increased by $99,038 to $187,514 for the nine months ended September 30, 2015, due to losses from our El Toro investment. El Toro began operations in February 2015. As of January 1, 2016 Titan acquired the remaining 80% of El Toro. As a result of this acquisition, we recorded a $28,090 gain for the excess fair value over its carrying cost of El Toro and loss of $764,676 on the deficit acquired from El Toro.

Liquidity and Capital Resources

Fiscal Year Ended December 31, 2015 Compared to Fiscal Year Ended December 31, 2014

We had cash and cash equivalents of $358 and $21,847 at December 31, 2015 and 2014, respectively. During the years ended December 31, 2015 and 2014, net cash used by operations was $51,832 and $168,062, respectively. We historically funded our operating losses primarily from the issuance of units, convertible notes payable, member debt and SBA debt.

Changes in Liquidity

Cash and Cash Equivalents. Cash and cash equivalents were $358 at December 31, 2015 and $21,847 at December 31, 2014. The decrease is primarily attributable to increased administrative costs related to operations.

Operating Activities. Net cash used in operations was $51,832 and $168,062 as of December 31, 2015 and 2014, respectively. For the years ended December 31, 2015 and 2014, we had a net loss of $404,901 and $195,261, respectively. Significant changes in working capital during these periods included:

●	Accounts receivable increased by approximately $134,000 from December 31, 2014 from the collection of management fees from two additional subsidiaries.

●	Accounts payable, accounts payable-related party and accrued liabilities increased in aggregate from $73,249 to $115,800, primarily due to the lack of cash to make timely payments.

●	Loss on equity method investment increased by $125,890 in 2015 from the continued losses in El Toro.

Investing Activities. There was no cash used in investing activities.

Financing Activities. Net cash provided by financing activities was $30,343 and $128,142 for the years ended December 31, 2015 and 2014, respectively. The cash provided for 2015 was generated from notes payable from members. The cash provided by financing activities for 2014 were the net borrowings on the line of credit.

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Three and nine months ended September 30, 2016 as compared with the three and nine months ended September 30, 2015.

We had cash and cash equivalents of $29,712 and $144 at September 30, 2016 and 2015, respectively. During the nine months ended September 30, 2016, net cash used in operations amounted to $554,466. As of September 30, 2016 and 2015, we had an accumulated deficit of $2,076,672 and $236,052. We have historically funded our operating losses primarily from the issuance of units, convertible notes payable, member debt and SBA debt.

Changes in Liquidity

Cash and Cash Equivalents. Cash and cash equivalents were $29,712 at September 30, 2016 and $144 at September 30, 2015, respectively. The increase is primarily attributable to financing activities during the nine months ended September 30, 2016.

Operating Activities. Net cash used in operations was $554,466 and $25,501 for the nine months ended September 30, 2016 and September 30, 2015, respectively. For the nine months ended September 30, 2016 and 2015, we had a net loss of $2,076,672 and $236,052, respectively. Significant changes in working capital during these periods included:

○	Prepaid expenses increased by $80,000 during the nine months ended September 30, 2016, primarily due to the payment of deposits on the construction of Blaine.

○	Accounts payable, accounts payable – related party and accrued liabilities in aggregate increased by $470,120, during the nine months ended September 30, 2016, primarily due to the lack of cash to make timely payments.

○	Accrued interest increased during the nine months ended September 30, 2016, from the increase of debt and the lack of cash to make timely payments.

○	The non-cash transactions increase is from depreciation expense increasing by approximately $153,000 and the deficit acquired from the purchase of the remaining 80% of El Toro.

Investing Activities. Net cash used in investing activities was $98,146 for the nine months ended September 30, 2016. During the nine months ended September 30, 2016, cash was used primarily for the purchase of property and equipment.

Financing Activities. Net cash provided by financing activities was $681,966 and $3,798 for the nine months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016, cash provided by financing activities was due to proceeds from long-term debt, related parties of $850,000; and $21,986 from advances from related party, offset by paying off the line of credit for $150,000 and principal payments on the SBA loan of $75,520. For the nine months ended September 30, 2015, cash provided by financing activities was $395,042 for pay down on the line of credit, netted with $7,000 note payable from a related party and $391,840 from advances from related party.

Our future liquidity and capital requirements will be influenced by numerous factors, including the extent and duration of future operating losses, the level and timing of future sales and expenditures, working capital required to support our sales growth, the level of our outstanding indebtedness and principal and interest we are obligated to pay on our indebtedness, our capital expenditure requirements (which consist primarily of station construction), the continuing acceptance of our product in the marketplace, competing technologies, market and regulatory developments, ongoing facility requirements, and potential strategic transactions.

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Debt Compliance

We have previously been and are out of compliance with technical covenants with respect to our Senior Bridge Notes and SBA Loan. We have amended our Senior Bridge Notes to address these issues and are currently in compliance with their covenants. We did not receive a covenant waiver to remedy the technical non-compliance under our SBA Loan. We expect to refinance the SBA Loan in the near term and also refinance the Senior Bridge Notes or exchange the Senior Bridge Notes into equity in the near term.

Existing Indebtedness

On December 31, 2014, Titan entered into a co-borrower arrangement for a $1,300,000 U.S. Small Business Administration (SBA) note with El Toro. The proceeds from the note were received by El Toro and the note payable is recorded by El Toro. The note is a ten year term note with interest fixed at 5.50% for the first five years, then adjusted to the SBA LIBOR Base Rate, plus 2.35% for the remaining five years. The note requires monthly principal and interest payments of $15,288. The note is secured by substantially all of the Company’s business assets and is personally guaranteed by certain members of Titan. Titan issued 35,491 Class A Membership Units to those members as compensation for the guarantee. The amount outstanding on the note as of September 30, 2016 was $1,224,780. The note was obtained pursuant to a Loan Agreement with Tradition Capital Bank dated December 31, 2014 (the facility governed by the Loan Agreement is hereinafter referred to as the “Tradition Facility”). The Company was, as of September 30, 2016, and currently is, in violation of certain covenants.

In addition to the Tradition Facility, on January 1, 2016, we issued 64,387 Class A Membership Units and Junior Bridge Notes in the aggregate principal amount of approximately $942,000 to eight accredited investors in exchange for mezzanine debt in El Toro plus approximately 80% of the membership interest in El Toro. We issued an additional Junior Bridge Note to a ninth accredited investor on January 1, 2016 for approximately $56,000 to evidence pre-existing indebtedness. The Junior Bridge Notes bear interest at the annual rate of 12% and mature on December 31, 2020. The Junior Bridge Notes are secured by a subordinate security interest on substantially all of our assets, including accounts receivable and rights to payment, which will remain in effect until such notes are repaid. The holders of the Junior Bridge Notes are the Alpeter Family Limited Partnership, Brian and Renae Clark, Falcon Capital LLC, Honour Capital LP, James Jackson, John Honour, Keith and Janice Clark, and Stephen and Jayne Clark.

On February 29, 2016, we issued five senior bridge notes (the “Senior Bridge Notes”) with an original maturity date of June 28, 2016 for approximately $672,000, as well as 16,791 Class A Membership Units. The Senior Bridge Notes bear interest at 12% per year with a default interest rate of 15% per year. Two of the Senior Bridge Notes were originally long-term debt of Titan outstanding at December 31, 2015 and converted into Senior Bridge Notes. In the event of a default under the Senior Bridge Notes, the Company is required to pay the holder a stated number of Class A Membership Units on the date of default and each 90 day interval thereafter until all amounts due have been paid in full. Effective July 2016, the maturity date of the Senior Bridge Notes was extended to September 30, 2016 and effective March 14, 2016 the interest rate was increased from 12% to 16%. The default interest rate was increased from 15% to 18%. As part of the first amendment, the note holders received 3,359 Class A Membership Units in Titan. In September 2016, the Senior Bridge Notes were amended to extend the due date to January 31, 2017 and the Company paid a fee for the extension of 1% of the outstanding principal balance to the note holders. In addition, at the Company’s sole discretion, assuming the notes are not in default, the Company has the ability to extend the notes to October 31, 2017. A fee of 1% of the outstanding principal balance will be paid at January 31, 2017, April 30, 2017 and again on July 31, 2017 should the Company choose to extend the notes at each of these dates. The notes are secured by a subordinate security interest on substantially all of the Company’s assets and are personally guaranteed by Scott Honour and Kirk Honour.

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On July 26, 2016, we issued an additional Senior Bridge Note for $200,000 with 16% interest that matures in October 2016. In the event of default the holder is entitled to receive 1,000 Class A Membership Units. We issued 5,000 Class A Membership Units to this noteholder in connection with the issuance of this Senior Bridge Note.

On September 26, 2016, we issued an additional Senior Bridge Note for $150,000 with 16% interest that matures in January 2017. We issued 3,750 Class A Membership Units to this noteholder in connection with the issuance of this Senior Bridge Note. In the event of default the holder is entitled to receive 750 Class A Membership Units. We received the proceeds from this note in October 2016.

The holders of the Senior Bridge Notes are Red Ocean Consulting, LLC, the Thomas J. Abood Revocable Trust U/A dated 8/17/2012, James Jackson, Alpeter Family Limited Partnership, David M. Leavenworth and Bonita Beach Blues, Inc.

On November 22, 2016, Minn Shares issued the Minn Shares Notes in the aggregate principal amount of $415,173.98 to Joseph H. Whitney, The Globe Resources Group, LLC and Richard E. Gilbert. The Minn Shares Notes amended and restated the terms of the previously outstanding loans from Richard Gilbert, Paramount Trading, Ltd. and The Globe Resources Group, LLC. The Minn Shares notes bear interest at the rate of 12% per annum and mature in November 2019 unless earlier converted. Each Minn Shares Note is convertible at the holder’s option as follows: (i) upon the sale by the Company of not less than $7,500,000 of its equity securities at a conversion price equal to the price per security issued in such offering, (ii) upon a corporate transaction such as a merger, consolidation or asset sale involving either the sale of all or substantially all of the Company’s assets or the transfer of at least 50% of the Company’s equity securities at a conversion price equal to the enterprise value of the Company, as established by the consideration payable in the corporate transaction or (iii) on or after the maturity date at a conversion price equal to the quotient of $20 million divided by the number of shares of Company stock outstanding on a fully diluted basis. The Minn Shares Notes are subject to mandatory conversion upon the conversion into equity securities of the Junior Bridge Notes and Senior Bridge Notes upon the same conversion terms as the Junior Bridge Notes and Senior Bridge Notes.

Members’ Deficit

As of December 31, 2015 there were 38,608 Class A Membership Units outstanding. On January 1, 2016, certain accredited investors contributed their current membership interests, as well as mezzanine debt and other liabilities totaling approximately $942,000 owed to Titan El Toro, LLC in exchange for Junior Bridge Notes in the amount of $942,000 and 64,387 Class A Membership Units in the Company.

On January 1, 2016 Members of El Toro also agreed to contribute their membership interests in exchange for 10,892 Class A Membership Units in the Company.

In February 2016, the Senior Bridge Notes were issued and the Company issued 16,791 Class A Membership Units to the note holders.

In July 2016, the Senior Bridge Notes were extended and the Company issued 3,359 Class A Membership Units to the note holders.

In July and September 2016, the Company issued additional Senior Bridge Notes and the Company issued 5,000 and 3,750 Class A Membership Units, respectively, to the note holders.

On October 1, 2016 the Company issued 139,839 Class A Membership Units to members.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses recorded during the reporting periods.

On a periodic basis we evaluate our estimates based on historical experience and various other assumptions we believe are reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions. For further information on our significant accounting policies, see note 1 to our consolidated financial statements included in this report.

We believe the following critical accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.

Basis of Presentation

The consolidated financial statements were prepared in accordance with US GAAP. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, El Toro, Blaine, and Diamond Bar. All intercompany accounts and transactions have been eliminated in consolidation.

The financial statements have been prepared on the basis that we will continue as a going concern. From inception to September 30, 2016, the Company has accumulated a deficit of approximately $2.7 million, and, as of September 30, 2016, current liabilities exceeded current assets by approximately $2,000,000. The Company opened its first CNG station in February 2015, and Diamond Bar began operations of its CNG station in March 2016. The Company is currently constructing a private station for Walters Recycling & Refuse in Blaine, Minnesota which we will operate under a seven year contract with Walters. In addition, we believe that there are several potential acquisitions available to the Company and are actively pursuing these opportunities.

We believe in the viability of our business plan to acquire existing stations and ancillary businesses serving the CNG industry and to grow organically by constructing public and private NGV stations on the back of long-term customer contracts. There can be no assurance that the Company will be able to generate sufficient revenues or complete a private placement, raise anticipated proceeds, or that any other debt or equity financing will be available or, if available, that it will be available on terms acceptable to us. If we fail to complete a private placement offering or raise anticipated proceeds, we may not be able to continue operations.

We are actively seeking additional sources of financing and have engaged in discussions with investment banking firms to assist in raising additional capital through the issuance of debt or equity.

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Revenue Recognition

For the nine months ended September 30, 2016, the Company generated revenue from the sale of natural gas and a federal excise tax refund of $0.50 per GGE. The Company commences revenue recognition at the time the gas is dispensed as all of the following criteria have been met:

(1)           persuasive evidence of an arrangement exists;

(2)           delivery has occurred and title and the risks and rewards of ownership have been transferred to the customer or services have been rendered;

(3)           the price is fixed or determinable; and

(4)           collectability is reasonably assured.

Applying these factors, we typically recognize revenue from the sale of natural gas fuel at the time it is dispensed.

For the nine months ended September 30, 2015, revenue consists of management fees received from El Toro, a related party prior to acquisition.

Recently Adopted Accounting Changes and Recently Issued and Adopted Accounting Standards

See note 1 to our consolidated financial statements included in this report.

Seasonality and Inflation

To some extent, we experience seasonality in our results of operations. Natural gas vehicle fuel amounts consumed by some of our customers tend to be higher in summer months when buses and other fleet vehicles use more fuel to power their air conditioning systems. Natural gas commodity prices tend to be higher in the fall and winter months due to increased overall demand for natural gas for heating during these periods.

Since our inception, inflation has not significantly affected our operating results. However, costs for construction, repairs, maintenance, electricity and insurance are all subject to inflationary pressures, which could affect our ability to maintain our stations adequately, build new stations, expand our existing facilities or pursue additional RNG production projects, or could materially increase our operating costs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The table below reflects beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each person or entity who, as of the date of this Report and after the closing date of the Securities Exchange and after the Management Entity Merger, is the beneficial owner of more than 5% of the Company’s common stock.

Name of Beneficial Owner[1]	Number of Shares of Company Common Stock Beneficially Owned	Percentage Ownership[2]
John P. Yeros	1,232,514	7.77%
Kirk S. Honour	2,358,570	14.87%
Scott M. Honour[3]	2,305,229	14.53%
John Honour[4]	1,089,884	6.87%
Tim Gorry[5]	1,240,094	7.82%
James Jackson[6]	1,817,500	11.46%
Steve Alpeter[7]	1,812,972	11.43%
Phil Musser[8]	825,293	5.20%

(1)	Unless otherwise indicated, the business address of each individual or entity listed in the table is 315 E. Lake St. Suite 301, Wayzata, MN 55391.
(2)	For each indicated owner, percentage ownership reflects securities beneficially owned by such owner.
(3)	2,146,799 shares are owned by Falcon Capital LLC, of which Scott M. Honour is the beneficial owner and 158,430 shares are owned by Honour Capital LP, of which Scott M. Honour is the beneficial owner.
(4)	The business address of John Honour is 315 E Lake Street, Suite 301 Wayzata, MN 55391.
(5)	The business address of Tim Gorry is 1840 Century Park East, Suite 500, Los Angeles, CA 90067-2120.
(6)	The business address of James Jackson is 707 Wilshire Blvd. Suite 4600, Los Angeles CA 90017.
(7)	1,812,972 shares are owned by Alpeter Family Limited Partnership, of which Steve Alpeter is the beneficial owner. The business address of Alpeter Family Limited Partnership is 117 Portland Ave., #601, Minneapolis, MN 55401.
(8)	825,293 shares are owned by New Frontier Strategy, of which Phil Musser is the beneficial owner. The business address of New Frontier Strategy is 315 Kentucky Avenue, Alexandria, VA 22305.

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Management and Director Stockholders

The table below reflects the number of shares of Company common stock beneficially owned as of the closing date of the Securities Exchange and after the Management Entity Merger, by each current director, each executive officer identified in the Summary Compensation Table below, and all current directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. The business address of each individual listed in the table is 315 E. Lake St. Suite 301, Wayzata, MN 55391.

Name of Beneficial Owner[1]	Number of Shares of Company Common Stock Beneficially Owned Post-Exchange	Percentage Ownership Post-Exchange
John P. Yeros	1,232,514	7.77%
Kirk S. Honour	2,358,570	14.87%
Randy Gilbert	506,211	3.19%
Scott M. Honour[2]	2,305,229	14.53%
Thomas J. Abood	329,695	2.08%
Richard E. Gilbert	215,500	1.36%
Aaron W. Soderberg	15,000	*
Officers and Directors as a group (7 persons)	6,962,719	43.90%

*	Less than 1%.

(1)	For each indicated owner, percentage ownership reflects securities beneficially owned by such owner.
(2)	2,146,799 shares are owned by Falcon Capital LLC, of which Scott M. Honour is the beneficial owner and 158,430 shares are owned by Honour Capital LP, of which Scott M. Honour is the beneficial owner.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

At the effective time of the Securities Exchange, the Company’s board of directors increased the size of the board of directors from three directors to four directors and appointed Scott M. Honour and Thomas J. Abood as directors. At the same time, John P. Yeros, Kirk S. Honour and Randy Gilbert were appointed as chief executive officer, president and chief financial officer, respectively, and Richard Gilbert resigned from his positions as president and secretary of the Company. The following table sets forth information concerning the Company’s directors, executive officers and key employees after the Securities Exchange. All ages are stated as of January 1, 2016.

Name	Age	Position
John P. Yeros	64	Chief Executive Officer
Kirk S. Honour	46	President
Randy Gilbert	51	Chief Financial Officer
Scott M. Honour	49	Director
Richard E. Gilbert	75	Director
Aaron W. Soderberg	54	Director
Thomas J. Abood	52	Director

Board of Directors

Scott M. Honour. Mr. Honour has served as a director of the Company since November 2016, and is a Co-founder of Titan. Scott also serves as Managing Partner of Northern Pacific Group, a Wayzata, Minnesota based private equity firm. Previously, from 2002 to 2012, he was Senior Managing Director of The Gores Group, a Los Angeles based private equity firm with $4 billion of capital under management. Prior to that, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and an investment banker at DLJ from 1991 to 2000. He began his career at Trammell Crow Company in 1988. Scott is also a co-founder of YapStone, Inc. with his brother Kirk in 1999. Scott holds a BS in business administration and a BA in economics from Pepperdine University and an MBA in finance and marketing from the Wharton School of the University of Pennsylvania.

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We believe that Mr. Honour’s significant experience in transaction planning and private equity investments make him well qualified to serve as a member of our board of directors.

Thomas J. Abood. Mr. Abood is a private investor. Mr. Abood has served as a director of the company since November 2016. From 1994 to 2014, Mr. Abood was an owner and Executive Vice President, General Counsel and Secretary of Dougherty Financial Group LLC. His principal responsibilities included leadership and management of DFG’s investment advisory business division (2004-2014) and supervision of its legal, compliance and human resources departments. Prior to 1994, Mr. Abood was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom.

Mr. Abood is Chair of the Archdiocesan Finance Counsel of the Archdiocese of St. Paul and Minneapolis, past Chair of the board of governors of the University of St. Thomas School of Law, past Chair of the governance committee and a member of the board of directors of MacPhail Center for Music and past President and Governor, The Minikahda Club. Mr. Abood is a past director and Chair of the Board of the Minnesota Children’s Museum and a past director of the Notre Dame Club of Minnesota.

Mr. Abood was raised in Lansing, Michigan, received his JD from Georgetown University Law Center, cum laude and his BBA from the University of Notre Dame, magna cum laude.

We believe that Mr. Abood’s legal and management experience described above, his significant investing experience and his experience serving on various boards make him well qualified to serve as a member of our board of directors.

Richard E. Gilbert. Mr. Gilbert has served as a director of the Company since inception. Mr. Gilbert also served as President and Secretary of the Company from inception until November 2016. Mr. Gilbert was elected as Secretary and a director of Minn Shares Minnesota on June 9, 2009 and as President and Chairman of the Board of Minn Shares Minnesota on July 5, 2010. Mr. Gilbert also served as Chief Financial Officer of Minn Shares Minnesota from June 9, 2009 to August 30, 2010. Since June of 2009, Mr. Gilbert has acted as a consultant for Paramount Trading Ltd. (“Paramount”). Prior to that, Mr. Gilbert served as a consultant to Paramount’s founder since August of 2007 researching the reverse merger industry and conducting due diligence of shell or blank check companies. Prior to Mr. Gilbert’s engagement with Paramount and its founder, Mr. Gilbert was a consultant from 1999 to 2006 assisting companies primarily in the mining industry, evaluating financing alternatives to accomplish their growth objectives. From 1997 until 1998, Mr. Gilbert was Vice President of Fleming & Company in New York, where he focused on investment banking activities exclusively in the global mining industry. From 1991 until 1996, Mr. Gilbert was Vice President of Everen Securities, Inc, an investment bank, where he focused exclusively on the North American mining industry. From 1972 until 1990, Mr. Gilbert was President and a director of Resource Management Company, Resource Bank and Trust, Resource Companies, Inc., and Resource Ventures, Inc., entities, which he founded. From 1969 until 1971, Mr. Gilbert was a retail and institutional sales person with Dain Kalman & Quail and Blyth & Company. Mr. Gilbert received his Bachelor of Arts in business education from the University of Minnesota in 1968. Mr. Gilbert served in the United States Marine Corps from 1959 to 1963 and was honorably discharged.

We believe that Mr. Gilbert’s consulting and executive experience in evaluating financing alternatives make him well qualified to serve as a member of our board of directors.

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Aaron W. Soderberg. Mr. Soderberg has served as a director of the Company since inception and a director of Minn Shares Minnesota since June 9, 2009.  As of July 2015, Mr. Soderberg serves as Director of Institutional Marketing for BirdRock Asset Management, LP, an SEC registered investment advisory firm. From March 2014, Mr. Soderberg served as Sr. Vice President of Marketing for Glovista Investments, LLC, an SEC registered investment advisory firm.  Prior to and since April 2011, Mr. Soderberg served as Senior Vice President of Parenteau Associates, LLC, responsible for representing Parenteau Associates’ institutional platform of Money Managers to the Consultant, Pension, Endowment and RIA marketplace. Since 2007, Mr. Soderberg has been the President of Gold Aaro Capital, LLC and the Chief Investment Officer of Gold Aaron Capital Partners. From 2001 until 2006, Mr. Soderberg was managing partner of Portable Storage of Minnesota, Inc., an entity that he co-founded, which was ultimately sold in 2006. From 1989 until 2001, Mr. Soderberg was employed by Equity Securities Trading Company, Inc. Over the course of his 13 year tenure with that company, Mr. Soderberg’s main responsibilities included managing client equity accounts and providing investment banking services. Mr. Soderberg received his BA at the University of Minnesota, where he majored in international relations and international commerce, with a concentration in East Asia and China.

We believe that Mr. Soderberg’s prior investment banking experience make him well qualified to serve as a member of our board of directors.

Executive Officers and Key Employees

John P. Yeros. Mr. Yeros has served as our chief executive officer since November 2016. For the past twenty years Mr. Yeros has devoted his business energies to various segments of the business and high technology arena, including healthcare, Internet-related software development, computer hardware manufacturing, service delivery and the automotive dealership industry. He was Founder, Chairman & CEO of Medix Resources from 1988 until 2000; in this capacity he transformed a start-up healthcare software development firm into a public entity with a 2000 market cap of $450 million. Mr. Yeros then founded HyperSpace Communications in 2001 and completed a public stock offering in 2004; during his tenure the company acquired Idaho-based MPC Computers, Gateway’s Professional Services Division and, as the MPC Corp., it eventually had more than a thousand employees and $500 million in revenue by 2008. Mr. Yeros was named CEO of Intelligent Grid Solutions in 2009 after successfully completing a comprehensive business/market analysis of the Smart Grid market sector on behalf of both FirstEnergy Corporation (NYSE: FE) and First Communications, Inc. (FC). Intelligent Grid Solutions provided a series of interconnected consulting/partnering services related to planning, executing and financing of Smart Grid network projects. Since 2012, Mr. Yeros has served as CEO for Altitude Automotive Group (AAG), a Company Yeros formed to pursue the acquisition of automotive dealerships in the Western and Southwestern United States. Prior to undertaking these varied entrepreneurial ventures Mr. Yeros had a highly successful career in the securities industry starting as a account executive with Merrill Lynch Pierce Fenner & Smith in New York in 1977 and culminating in key management roles with E. F. Hutton, Hanifen Imhoff, Inc. and B. C. Christopher Securities where he last served as Regional VP and was overseeing three offices in the Rocky Mountain Region before launching Medix Resources in 1988. Mr. Yeros has a B. S. degree in education from Wichita State University.

Kirk S. Honour. Mr. Honour has served as president of the Company since November 2016, is a co-founder of Titan and has served as its president and managing member since its inception. Prior to Titan, over the past 16 years, Kirk held key executive management positions in the medical device industry with an emphasis on human clinical programs, new product launches and domestic and international market development. Since 2005, Kirk has been managing member of a private investment fund focused on pharmaceutical and medical technologies. In 1999, Kirk co-founded and built YapStone, Inc, a first generation internet start-up company that provides credit card payment solutions to independent landlords and REITs. YapStone currently processes over $15 billion in annual transactions. Kirk holds a BS in Genetics and Cell Biology and a Masters in Biological Science from the University of Minnesota.

Randy Gilbert. Mr. Gilbert has served as chief financial officer of the Company since November 2016. Randy has served as chief financial of a number of emerging, growth and mid-market companies. He currently is a principal at Assurance Consulting, LLC and serves as chief financial officer at AdvantEdge. Randy previously served as chief financial officer at VisualGold and worked at Damark, McGladrey & Pullen and KPMG LLP. Mr. Gilbert has a BA in Accounting from University of Minnesota Duluth.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual who served as the Titan principal executive officer during the fiscal year ended December 31, 2015; and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as Titan executives as of December 31, 2015 and who earned total compensation in excess of $100,000 during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary (a)	Bonus (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total
John P. Yeros Chief Executive Officer	2015 2014	None None	None None	None None	None None	None None	None None	None None	None None
Kirk S. Honour President	2015 2014	$150,000 $150,000	None None	None None	None None	None None	None None	None None	$150,000 $150,000
Randy Gilbert Chief Financial Officer	2015 2014	None None	None None	None None	None None	None None	None None	None None	None None

We currently have no employees. We currently pay John Yeros, our chief executive officer, $10,000 per month as an independent contractor pursuant to a consulting agreement entered into in March 2016. We also pay Kirk Honour, our president, $15,000 per month as an independent contractor pursuant to a verbal agreement with the Company. We paid Kirk Honour $12,500 per month for his services in 2015 and 2014. Our officers have not received any other cash or other compensation for the fiscal years ended December 31, 2015 and 2014.

As a result of the Management Entity Merger, the Company succeeded as a party to the Employment Agreements. See “Description of the Business of Titan – Employees.”

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Reimbursement Arrangements for Directors

No members of our Board of Directors are currently compensated for their services. Our directors are reimbursed for reasonable expenses incurred in connection with their service.

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DIRECTOR INDEPENDENCE AND RELATED MATTERS

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Listing Rules.

Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. In considering a director’s independence, the board of directors considers any related-party transactions that currently exist or have occurred during the timeframes specified by Nasdaq Listing Rule 5605(a)(2) and whether the director has any relationships that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Nasdaq Listing Rules, each of Scott M. Honour and Richard E. Gilbert would not be considered an independent director.

Family Relationships

Scott M. Honour, one of our directors, and Kirk S. Honour, our president, are brothers. There are no other family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed) or executive officer (existing or proposed) of the Company during the past ten (10) years.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is quoted on the OTC Pink marketplace under the symbol “MSHS”; however, no market has yet developed. The Company expects to change its symbol in the future. The high and low bid information for Company common stock for each of the last ten fiscal quarters, as reported by the OTC Pink marketplace, were:

Year Ended December 31, 2014	High	Low
Quarter ended March 31	$0.10	$0.10
Quarter ended June 30	$1.00	$0.10
Quarter ended September 30	$0.25	$0.15
Quarter ended December 31	$0.16	$0.16

Year Ended December 31, 2015	High	Low
Quarter ended March 31	$0.16	$0.01
Quarter ended June 30	$0.10	$0.04
Quarter ended September 30	$0.10	$0.05
Quarter ended December 31	$0.05	$0.05

Year Ending December 31, 2016	High	Low
Quarter ended March 31	$0.05	$0.05
Quarter ended June 30	$0.12	$0.02
Quarter ended September 30	$0.04	$0.04

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The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. In addition, the quotations are not reflective of regular trading on an established public trading market.

Holders of Our Common Stock

As of the date of this Report, 15,860,342 shares of the Company’s common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. As of the date of this Report, after giving effect to the Securities Exchange, the Company had approximately 175 stockholders of record of common stock.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of the Company’s certificate of incorporation and bylaws.

Capital Structure

The Company’s certificate of incorporation authorizes us to issue up to 110,000,000 million shares of capital stock, which consists of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

As of the date of this Report, we have issued and outstanding approximately 15,860,342 shares of common stock. There are no shares of preferred stock issued or outstanding.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Upon the Company’s liquidation, dissolution or winding down, holders of our common stock will be entitled to share ratably in all of the Company’s assets that are legally available for distribution, after payment of all debts and other liabilities. The holders of the Company’s common stock have no preemptive, subscription, redemption or conversion rights.

Holders of the Company’s common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

Authority to Issue Stock

The Company’s board of directors has the authority to issue the authorized but unissued shares of Company common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

The Company’s board of directors also has the authority to issue up to 10,000,000 shares of preferred stock, none of which are issued or currently outstanding. The board of directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, the board of directors could authorize the issuance of a series of preferred stock that is senior to the common stock and that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends, additional registration rights, anti-dilution protection, the right to the redemption to such shares, together with other rights, none of which will be afforded holders of our common stock. See “Risk Factors – Risks Related to Our Securities – The Company’s certificate of incorporation permits the board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring the Company in a manner that might result in a premium price to the Company’s stockholders.”

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Dividend Policy

In the past, we have not distributed earnings to stockholders. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

The Delaware General Corporation Law (“DGCL”) sets out when a company is restricted from declaring or paying dividends. Under Section 170 of the DGCL, a company must pay dividends out of its surplus or, if there is not a surplus, net profits for the current or preceding fiscal year. A company may not declare or pay a dividend out of net profits if the capital of the company is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of such capital has been repaired.

Securities Authorized for Issuance under Equity Compensation Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Recent Issuances of Unregistered Securities

The following summarizes all issuances of unregistered securities by Titan within the past three years.

Issuances by Titan

On January 1, 2016, we issued 64,387 Class A Membership Units and Junior Bridge Notes in the aggregate principal amount of approximately $942,000 to eight accredited investors in exchange for mezzanine debt in El Toro plus approximately 80% of the membership interest in El Toro. We issued an additional Junior Bridge Note to a ninth accredited investor on January 1, 2016 for approximately $56,000 to evidence pre-existing indebtedness. The Junior Bridge Notes bear interest at the annual rate of 12% and mature on December 31, 2020. The Junior Bridge Notes are secured by a subordinate security interest on substantially all of our assets, including accounts receivable and rights to payment, which will remain in effect until such notes are repaid. The holders of the Junior Bridge Notes are the Alpeter Family Limited Partnership, Brian and Renae Clark, Falcon Capital LLC, Honour Capital LP, James Jackson, John Honour, Keith and Janice Clark, and Stephen and Jayne Clark.

On February 29, 2016, we issued five senior bridge notes (the “Senior Bridge Notes”) with an original maturity date of June 28, 2016 for approximately $672,000, as well as 16,791 Class A Membership Units. The Senior Bridge Notes bear interest at 12% per year with a default interest rate of 15% per year. Two of the Senior Bridge Notes were originally long-term debt of Titan outstanding at December 31, 2015 and converted into Senior Bridge Notes. In the event of a default under the Senior Bridge Notes, the Company is required to pay the holder a stated number of Class A Membership Units on the date of default and each 90 day interval thereafter until all amounts due have been paid in full. Effective July 2016, the maturity date of the Senior Bridge Notes was extended to September 30, 2016 and effective March 14, 2016 the interest rate was increased from 12% to 16%. The default interest rate was increased from 15% to 18%. As part of the first amendment, the note holders received 3,359 Class A Membership Units in Titan. In September 2016, the Senior Bridge Notes were amended to extend the due date to January 31, 2017 and the Company paid a fee for the extension of 1% of the outstanding principal balance to the note holders. In addition, at the Company’s sole discretion, assuming the notes are not in default, the Company has the ability to extend the notes to October 31, 2017. A fee of 1% of the outstanding principal balance will be paid at January 31, 2017, April 30, 2017 and again on July 31, 2017 should the Company choose to extend the notes at each of these dates. The notes are secured by a subordinate security interest on substantially all of the Company’s assets and are personally guaranteed by Scott Honour and Kirk Honour.

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On July 26, 2016, we issued an additional Senior Bridge Note for $200,000 with 16% interest that matures in October 2016. We issued 5,000 Class A Membership Units to this noteholder in connection with this Senior Bridge Note. In the event of default the holder will receive 1,000 Class A Membership Units.

On September 26, 2016, we issued an additional Senior Bridge Note for $150,000 with 16% interest that matures in January 2017. We issued 3,750 Class A Membership Units to this noteholder in connection with this Senior Bridge Note. In the event of default the holder will receive 750 Class A Membership Units.

The holders of the Senior Bridge Notes are Red Ocean Consulting, LLC, the Thomas J. Abood Revocable Trust U/A dated 8/17/2012, James Jackson, Alpeter Family Limited Partnership, David M. Leavenworth and Bonita Beach Blues, Inc.

On October 1, 2016 we issued 139,839 Class A Membership Units to existing members for no consideration to reconcile the number of Class A Membership Units outstanding with our records.

The foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuances did not involve a public offering, the recipients took the shares for investment and not resale and Titan took appropriate measures to restrict transfer. Titan did not pay underwriter discounts or commissions in connection with the foregoing transactions.

Issuances by Minn Shares

On November 22, 2016, Minn Shares issued three convertible promissory notes (the “Minn Shares Notes”) in the aggregate principal amount of $415,173.98 to Joseph H. Whitney, The Globe Resources Group, LLC and Richard E. Gilbert. The Minn Shares Notes amended and restated the terms of the previously outstanding loans from Richard Gilbert, Paramount Trading, Ltd. and The Globe Resources Group, LLC. The Minn Shares notes bear interest at the rate of 12% per annum and mature in November 2019 unless earlier converted. Each Minn Shares Note is convertible at the holder’s option as follows: (i) upon the sale by the Company of not less than $7,500,000 of its equity securities at a conversion price equal to the price per security issued in such offering, (ii) upon a corporate transaction such as a merger, consolidation or asset sale involving either the sale of all or substantially all of the Company’s assets or the transfer of at least 50% of the Company’s equity securities at a conversion price equal to the enterprise value of the Company, as established by the consideration payable in the corporate transaction or (iii) on or after the maturity date at a conversion price equal to the quotient of $20 million divided by the number of shares of Company stock outstanding on a fully diluted basis. The Minn Shares Notes are subject to mandatory conversion upon the conversion into equity securities of the Junior Bridge Notes and Senior Bridge Notes upon the same conversion terms as the Junior Bridge Notes and Senior Bridge Notes.

The foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuances did not involve a public offering, the recipients took the notes for investment and not resale and Minn Shares took appropriate measures to restrict transfer. Minn Shares did not pay underwriter discounts or commissions in connection with the foregoing transactions.

Issuance in Connection with the Securities Exchange

On November 22, 2016, the Company issued 12,424,058 shares of Company common stock to the Members in exchange for all of the outstanding membership interests of Titan.

On November 23, 2016, the Company issued 2,244,936 shares of Company common stock to John Yeros, Kirk Honour and Randy Gilbert pursuant to the Management Merger Agreement.

The foregoing issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuances did not involve a public offering, the recipients took the shares for investment and not resale and Titan took appropriate measures to restrict transfer. Titan did not pay underwriter discounts or commissions in connection with the foregoing transactions.

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Securities Eligible for Future Sale

As adjusted for the Securities Exchange and Management Entity Merger, the Company had outstanding 15,860,342 shares of common stock as of the date of this Report. Approximately 15,288,994 of these shares are restricted securities under Rule 144 of the Securities Act, in that they were issued in private transactions not involving a public offering. Approximately 571,348 shares of Company common stock are not restricted securities, because the sale of such shares occurred in connection with secondary transactions by certain stockholders, pursuant to resale registration statements which were in effect at the time of such resales.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not available for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, none of the Company’s stockholders is currently able to sell shares of the Company’s common stock in reliance on Rule 144. Assuming we continue to meet the requirements set forth above, Rule 144 will become available to the Company’s stockholders one year after the date of this Report. The Company’s stockholders may currently resell their shares of the Company’s common stock only pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to another exemption from registration.

Delaware Anti-Takeover Statute

The Company is subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price, once a market exists, for the shares of common stock held by our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships of the Company Prior to the Securities Exchange

As of December 31, 2015 and 2014, Paramount Trading, Ltd., a Nevada limited liability company, and Richard Gilbert, a director of the Company and the Company’s former president and secretary, have advanced and paid expenses for an aggregate amount of $245,961 and $219,806, respectively, including $42,446 and $32,809 of accrued interest, respectively, on behalf of the Company. The Company agreed to repay such amounts upon the Company entering into a business combination transaction. The Company verbally agreed to repay to Paramount Trading Ltd. all amounts that have been or may in the future, from time to time, be advanced to it or any third parties on behalf of the Company on the earliest to occur of any one of the following events (a) a Business Combination, (b) the third anniversary of the date such advance was made and (c) the Company becoming insolvent. “Business Combination” means an acquisition by or of the Company by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of or with an operating business. The Company verbally agreed that the loans will bear annual interest at 5% and will be due on demand. Interest expense to related parties was $9,637 and $9,344 for 2015 and 2014, respectively.

In connection with closing the Securities Exchange, the Company issued three convertible promissory notes (the “Minn Shares Notes”) in the aggregate principal amount of $415,173.98 to Joseph H. Whitney, The Globe Resources Group, LLC and Richard E. Gilbert. The Minn Shares Notes amended and restated the terms of the previously outstanding loans from Richard Gilbert, Paramount Trading, Ltd. and The Globe Resources Group, LLC. The Minn Shares notes bear interest at the rate of 5% per annum and mature in November 2019 unless earlier converted. Each Minn Shares Note is convertible at the holder’s option upon (i) a sale by the Company of not less than $7,500,000 of its equity securities, (ii) a corporate transaction such as a merger, consolidation or asset sale involving either the sale of all or substantially all of the Company’s assets or the transfer of at least 50% of the Company’s equity securities or (iii) the maturity date. The Minn Share Notes are subject to mandatory conversion upon the conversion into equity securities of the Junior Bridge Notes and Senior Bridge Notes upon the same conversion terms as the Junior Bridge Notes and Senior Bridge Notes. Copies of the Minn Shares Notes are filed as Exhibits 4.20, 4.21 an 4.22 and are each incorporated herein by reference.

The Company currently utilizes the office space and equipment of its management at no cost. Management estimates such amounts to be immaterial.

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Certain Relationships of Titan Prior to the Securities Exchange

Company Founders/Managers/Directors Control the Company

Immediately prior to the Securities Exchange, Titan’s founders, managing members and directors owned and held a total of 226,125 of Titan’s total 282,626 Class A Membership Units issued and outstanding, or 80% of Titan’s Units in total, including related members/family members. Therefore, such founders, managing members and directors were in a position to control Titan. In addition, they may, in their discretion, enter into certain affiliate transactions among our founders, managers and governors. After giving effect to the Securities Exchange and the Management Entity Merger, Titan’s founders, managing members and directors own 12,185,247 of the Company’s 15,860,342 issued and outstanding common stock, or 76.8% of the Company’s common stock.

Founders Investments in Titan El Toro

Titan’s founders, managing members and directors invested $109,599 of equity in Titan El Toro which they exchanged for 10,892 Units.

Founders Loans to Titan CNG LLC; Loans to Titan El Toro

Titan’s founders, managing members and directors previously held $594,000 of mezzanine debt and $367,000 in bridge debt in Titan El Toro. Of those amounts, approximately $942,000 of principal and interest was exchanged for 31,652 Units.

In addition, Titan’s founders, managing members and directors hold approximately $450,000 in Junior Bridge Notes and $670,000 in Senior Bridge Notes.

Founders Guarantee of Tradition Facility

Certain of our founders, managing members and directors have personally guaranteed Titan’s Tradition Facility. These members received 3,359 Class A Membership Units for providing such guarantees.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of the Company’s directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of the Company existing at the time of such repeal or modification.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under “Market Price and Dividends on Common Equity and Related Stockholder Matters – Recent Issuances of Unregistered Securities” in Item 2.01 above are hereby incorporated by reference into this Item 3.02. The issuances of shares to the Members in the Securities Exchange and to John Yeros, Kirk Honour and Randy Gilbert in the Management Merger, as well as of the shares underlying the Minn Shares Notes, occurred pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, the Company believes that the transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each of the Members, each of Messrs. Yeros, Honour and Gilbert, and each of Joseph H. Whitney, The Globe Resources Group, LLC and Richard E. Gilbert represented to the Company in connection with the Securities Exchange, the Management Merger and the issuance of the Minn Shares Notes, as applicable, that he, she or it was an “accredited investor” (as defined by Rule 501 under the Securities Act) and was acquiring the shares for investment and not distribution, that he, she or it could bear the risks of the investment and could hold the securities for an indefinite period of time. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

Item 5.01	Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Securities Exchange, the Company’s board of directors increased the size of the board of directors from three directors to four directors and appointed Scott M. Honour and Thomas J. Abood as directors. At the same time, John P. Yeros, Kirk S. Honour and Randy Gilbert were appointed as chief executive officer, president and chief financial officer, respectively, and Richard Gilbert resigned from his positions as president and secretary of the Company.

The disclosures set forth in Item 2.01 above, under the headings “Directors, Executive Officers and Key Employees,” “Executive and Director Compensation,” “Director Independence and Related Matters,” and “Certain Relationships and Related Transactions” are hereby incorporated by reference into this Item 5.02.

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Item 5.06	Change in Shell Company Status.

Upon completion of the Securities Exchange, the Company ceased being a shell company (as defined in Rule 12b-2 of the Exchange Act). The disclosure contained in Item 2.01 above is hereby incorporated by reference into this Item 5.06.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired: Attached hereto as Exhibit 99.1 are audited consolidated financial statements of Titan as of and for the fiscal years ended December 31, 2015 and 2014 and the unaudited condensed consolidated financial statements of Titan as of and for the nine months ended September 30, 2016 and 2015.

(b)        Pro forma financial information: Attached hereto as Exhibit 99.2 is unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2015 and as of and for the nine months ended September 30, 2016.

(d)       Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Securities Exchange, dated November 22, 2016, by and among Minn Shares Inc., Titan CNG LLC and the members of Titan CNG LLC**
2.2*	Agreement and Plan of Merger, dated November 23, 2016, by and between Shock, Inc. and Minn Shares Inc.
4.1*	Loan Agreement, dated as of December 31, 2014, by and between Titan El Toro, LLC and FirstCNG LLC and Tradition Capital Bank
4.2*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of the Alpeter Family Limited Partnership
4.3*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Brian and Renae Clark
4.4*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Falcon Capital LLC
4.5*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Honour Capital LP
4.6*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of James Jackson
4.7*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of John Honour
4.8*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Keith and Janice Clark
4.9*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Kirk Honour
4.10*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Stephen and Jayne Clark
4.11*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
4.12*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Thomas J. Abood Revocable Trust u/a dated August 17, 2012
4.13*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of James Jackson
4.14*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Alpeter Family Limited Partnership
4.15*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of David M. Leavenworth
4.16*	Secured Bridge Note, dated September 26, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
4.17*	First Amendment to Senior Bridge Loan Documents, dated July 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour

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4.18*	Secured Bridge Note, dated July 26, 2016, by Titan CNG LLC in favor of Bonita Beach Blues, Inc.
4.19*	Second Amendment to Senior Bridge Loan Documents, dated September 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour
4.20*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Joseph H. Whitney
4.21*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of The Globe Resources Group, LLC
4.22*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Richard E. Gilbert
10.1*	Compressed Natural Gas Fuel Station Agreement, dated June 28, 2016, by and between Titan Blaine, LLC, Walters’ Recycling & Refuse, Inc. and Walters’ Investments, LLC
10.2*	Lease Agreement, dated February 24, 2014, between Grace Whisler Trust and Whisler Holdings LLC and FirstCNG LLC
10.3*	First Amendment to Lease, dated June 9, 2014, between Grace Whisler Trust and Whisler Holdings LLC and FirstCNG LLC
10.4*	Employment Agreement, dated November 1, 2016, between Shock Inc. and Kirk Honour
10.5*	Employment Agreement, dated November 1, 2016, between Shock Inc. and John Yeros
10.6*	Employment Agreement, dated November 1, 2016, between Shock Inc. and Randy Gilbert
10.7*	Amended and Restated Limited Liability Company Agreement of Titan CNG LLC, effective as of January 1, 2016
10.8*	Lease Contract, effective December 19, 2015, between South Coast Air Quality Management District and Titan Diamond Bar LLC
21.1*	List of Subsidiaries
99.1*	Audited consolidated financial statements of Titan CNG LLC as of and for the fiscal years ended December 31, 2015 and 2014 and unaudited condensed consolidated financial statements of Titan CNG LLC as of and for the nine months ended September 30, 2016 and 2015
99.2*	Unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2015 and as of and for the nine months ended September 30, 2016

* Filed herewith.

**          Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2016	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Securities Exchange, dated November 22, 2016, by and among Minn Shares Inc., Titan CNG LLC and the members of Titan CNG LLC**
2.2*	Agreement and Plan of Merger, dated November 23, 2016, by and between Shock, Inc. and Minn Shares Inc.
4.1*	Loan Agreement, dated as of December 31, 2014, by and between Titan El Toro, LLC and FirstCNG LLC and Tradition Capital Bank
4.2*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of the Alpeter Family Limited Partnership
4.3*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Brian and Renae Clark
4.4*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Falcon Capital LLC
4.5*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Honour Capital LP
4.6*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of James Jackson
4.7*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of John Honour
4.8*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Keith and Janice Clark
4.9*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Kirk Honour
4.10*	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Stephen and Jayne Clark
4.11*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
4.12*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Thomas J. Abood Revocable Trust u/a dated August 17, 2012
4.13*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of James Jackson
4.14*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Alpeter Family Limited Partnership
4.15*	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of David M. Leavenworth
4.16*	Secured Bridge Note, dated September 26, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC
4.17*	First Amendment to Senior Bridge Loan Documents, dated July 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour
4.18*	Secured Bridge Note, dated July 26, 2016, by Titan CNG LLC in favor of Bonita Beach Blues, Inc.
4.19*	Second Amendment to Senior Bridge Loan Documents, dated September 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour
4.20*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Joseph H. Whitney
4.21*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of The Globe Resources Group, LLC

44

4.22*	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Richard E. Gilbert
10.1*	Compressed Natural Gas Fuel Station Agreement, dated June 28, 2016, by and between Titan Blaine, LLC, Walters’ Recycling & Refuse, Inc. and Walters’ Investments, LLC
10.2*	Lease Agreement, dated February 24, 2014, between Grace Whisler Trust and Whisler Holdings LLC and FirstCNG LLC
10.3*	First Amendment to Lease, dated June 9, 2014, between Grace Whisler Trust and Whisler Holdings LLC and FirstCNG LLC
10.4*	Employment Agreement, dated November 1, 2016, between Shock Inc. and Kirk Honour
10.5*	Employment Agreement, dated November 1, 2016, between Shock Inc. and John Yeros
10.6*	Employment Agreement, dated November 1, 2016, between Shock Inc. and Randy Gilbert
10.7*	Amended and Restated Limited Liability Company Agreement of Titan CNG LLC, effective as of January 1, 2016
10.8*	Lease Contract, effective December 19, 2015, between South Coast Air Quality Management District and Titan Diamond Bar LLC
21.1*	List of Subsidiaries
99.1*	Audited consolidated financial statements of Titan CNG LLC as of and for the fiscal years ended December 31, 2015 and 2014 and unaudited condensed consolidated financial statements of Titan CNG LLC as of and for the nine months ended September 30, 2016 and 2015
99.2*	Unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2015 and as of and for the nine months ended September 30, 2016

* Filed herewith.

**          Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

45